UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 3, 2022
Date of Report (date of earliest event reported)
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SHIFT4 PAYMENTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39313 (Commission File Number)	84-3676340 (I.R.S. Employer Identification Number)
2202 N. Irving St Allentown, PA 18109
(Address of principal executive offices) (Zip Code)
(888) 276-2108
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Bradley Herring as Chief Financial Officer

On August 3, 2022, Bradley Herring and Shift4 Payments, Inc. (the “Company”) agreed that Mr. Herring will no longer serve as the Company’s Chief Financial Officer, effective August 5, 2022. In connection with Mr. Herring’s resignation, the Company entered into a separation and release of claims agreement (the “Separation Agreement”) with Mr. Herring on August 3, 2022.

Pursuant to the Separation Agreement, Mr. Herring will be entitled to receive an aggregate payment of $370,833, payable in installments in accordance with the Company’s normal payroll practices through December 31, 2022, and continued group health coverage through the earlier of (a) December 31, 2022 and (b) the date Mr. Herring becomes eligible for healthcare coverage from a subsequent employer, subject to Mr. Herring’s continued compliance with the applicable restrictive covenants. The restricted stock unit awards held by Mr. Herring will also remain outstanding and eligible to be settled at the same time such awards would have otherwise been settled had Mr. Herring remain employed on the applicable vesting date in accordance with their terms. Pursuant to the Separation Agreement, Mr. Herring will also provide transition and consulting services for four weeks following the date of his termination.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Appointment of Nancy Disman as Chief Financial Officer

On August 3, 2022, Nancy Disman tendered her resignation as a Class II director of the board of directors of the Company (the “Board”) and will step down from the Board and its Audit, Compensation and Nominating and Corporate Governance Committees, in each case effective August 5, 2022.

On August 3, 2022, the Board appointed Ms. Disman as the Company’s Chief Financial Officer and principal financial officer, in each case effective August 5, 2022, (the “Transition Date”).

Ms. Disman, 52, previously served as the Chief Financial Officer and Chief Administrative Officer of Intrado Corporation, a provider of cloud-based technology, which she joined in November 2017. From April 2016 to March 2017, Ms. Disman served as the Chief Financial Officer and Chief Administrative Officer of the Merchant Acquiring Segment of Total System Services, Inc. (“TSYS”), a global provider of payment solutions, and from June 2014 to March 2016, Ms. Disman was the Chief Financial Officer of TransFirst, a merchant account provider in the credit card processing industry, prior to its acquisition by TSYS. Ms. Disman has served as a member of the Board since June 2020. She has also served as a member of the board of directors of each of Intrado Foundation since June 2019, various subsidiaries of Intrado Corporation since November 2017, and iCIMS, Inc. since March 2021, all of which are privately held. Ms. Disman holds a Bachelor of Science in Business Administration and Accounting from the State University of New York at Albany and is a Certified Public Accountant in the State of New York.

There are no family relationships between Ms. Disman and any director or executive officer of the Company. In addition, Ms. Disman has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Disman’s appointment as the Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Disman on August 3, 2022, effective the Transition Date. The Employment Agreement provides for an initial three-year term of employment with automatic one-year renewal terms unless otherwise terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Ms. Disman will receive an annual base salary of $350,000 and will be eligible to participate in the Company’s annual cash bonus program.

In connection with the commencement of her employment, Ms. Disman will receive a one-time signing cash bonus of $3,000,000, $2,000,000 of which will be payable on the first payroll date following the Transition Date, $500,000 of which will be payable on the first anniversary of the Transition Date and $500,000 of which will be payable on the second anniversary of the Transition Date, subject to Ms. Disman’s continued service through the applicable dates; provided, that if Ms. Disman is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the Employment Agreement) prior to the second anniversary of the Transition Date, the Company will be required to pay Ms. Disman any unpaid portion of the signing bonus within 30 days of the date of such termination. In addition, Ms. Disman will receive an award of restricted stock units (the “Initial RSU Award”) under the Company’s Amended and Restated 2020 Incentive Award Plan (the “Plan”). The Initial RSU Award will have an aggregate grant date value equal to $12,000,000, with the number of shares subject to such Initial RSU Award determined using the thirty calendar day volume weighted average of shares of the Company’s common stock in the thirty-day period immediately prior to the Transition Date. $6,000,000 of the Initial RSU Award will vest in two equal annual installments on each of the first two anniversaries of the Transition Date and the remaining $6,000,000 of the Initial RSU Award will vest in three equal annual installments on each of the first three anniversaries of the Transition Date, in each case subject to continued employment. In addition, Ms. Disman will be eligible to receive certain expense reimbursement allowances pursuant to the Employment Agreement.

If Ms. Disman’s employment is terminated by the Company without cause or due to her resignation for good reason, she will be entitled to the following, in addition to any accrued amounts, subject to her execution and non-revocation of a release of claims agreement: (i) any earned, unpaid annual bonus for the year prior to the year of termination, (ii) continued payment of her base salary for 12 months following termination, (iii) continued group health coverage for up to 12 months following termination and (iv) any unvested outstanding equity awards will remain outstanding and eligible to be settled at the same time such awards otherwise would have settled had she remained employed on the applicable vesting date in accordance with the terms of such awards.

In the event of a change in control (as defined in the Plan), any outstanding unvested time-based equity awards held by Ms. Disman will accelerate and vest in full immediately prior to such change in control. In addition, to the extent that any payment or benefit received in connection with a change in control of the Company would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best net” reduction if such reduction would result in a greater net after-tax benefit to Ms. Disman than receiving the full amount of such payments.

Under the Employment Agreement, Ms. Disman will be subject to twelve-month post-termination non-compete and non-solicit covenants as well as a perpetual confidentiality covenant.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Realignment of Board Classification

On August 3, 2022, in accordance with the Company’s amended and restated bylaws, the Board decreased the size of the Board to six members and, in order to achieve an equal balance of membership among the classes of directors, determined to move Christopher N. Cruz from Class III with a term expiring at the 2023 Annual Meeting of Stockholders to Class II with a term expiring at the 2025 Annual Meeting of Stockholders, in each case effective August 5, 2022. Accordingly, on the same date, Mr. Cruz, who was a Class III director, resigned as a director and was immediately elected by the Board as a Class II director. The resignation and re-election of Mr. Cruz was effected solely to rebalance the Board's classes and, for all other purposes, including compensation, Mr. Cruz’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class I directors, two Class II directors and two Class III directors. The current Class I Directors are now Karen Roter Davis and Jared Isaacman; the current Class II Directors are Christopher Cruz and Sarah Goldsmith-Grover; and the current Class III Directors are Jonathan Halkyard and Donald Isaacman.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our business strategy and plans and director and executive officer transitions. Actual results may differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: the COVID-19 global pandemic and its effect on our business and results of operations; substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain, could harm our business; and our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; and the other risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, as updated by the Company’s other filings with the Securities and Exchange Commission, copies of which are available free of charge on the Company’s website at investors.shift4.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Secretary, General Counsel and Executive Vice President, Legal, Human Resources and Compliance